EXHIBIT 11

                                                       UCAR INTERNATIONAL INC.
                                                  COMPUTATION OF EARNINGS PER SHARE
                                            (Dollars in millions, except per share data)

                                                                                           THREE MONTHS ENDED SEPTEMBER 30,
                                                                               ____________________________________________________
                                                                                        1996                         1995
                                                                               _______________________      _______________________
                                                                                              Fully                        Fully
                                                                                 Primary     Diluted         Primary      Diluted
                                                                               __________   __________      __________   __________

Income (loss) before extraordinary charge and cumulative
 effect of change in accounting principles...................................  $    34.8    $    34.8       $    (2.8)    $   (2.8)

Pro forma effects of the Recapitalization (after tax):
   Compensation expense related to the Company's long
     term incentive compensation plan........................................        -            -               -            -
   Senior subordinated credit facility expense...............................        -            -               -            -
   Net adjustment to interest................................................        -            -               -            -
   Taxes due to Recapitalization.............................................        -            -               -            -

Pro forma effects of the Initial Offering and Redemption (after tax):
   Accelerated vesting of performance stock options and matching shares......        -            -              12.0         12.0
   Net adjustment to interest................................................        -            -               2.0          2.0
   Extraordinary charge......................................................        -            -              15.0         15.0

Pro forma effects of the Refinancing (after tax):
   Net adjustment to interest................................................        -            -               2.0          2.0
                                                                               __________   __________      __________   __________

Income before cumulative effect of change in accounting
 principles (Pro forma in 1995)..............................................  $    34.8    $    34.8       $    28.2    $    28.2
Cumulative effect on prior years of change in accounting for inventories.....         .1           .1              -            -
                                                                               __________   __________      __________   __________
         Net income - common stockholders (Pro forma in 1995)................  $    34.9    $    34.9       $    28.2    $    28.2
                                                                               ==========   ==========      ==========   ==========

Weighted average number of common and common equivalent shares applicable to each earnings per share calculation (Pro forma in 1995):
   Weighted average number of shares outstanding.............................  46,323,935   46,323,935      45,959,718   45,959,718
   Dilutive effect of stock options..........................................   2,294,804    2,351,921       2,798,876    2,798,876
                                                                               __________   __________      __________   __________
                                                                               48,618,739   48,675,856      48,758,594   48,758,594
                                                                               ==========   ==========      ==========   ==========

Net income per common share (Pro forma in 1995) (A):
   Income before cumulative effect of change in accounting principles........  $    0.72    $    0.72       $    0.58    $    0.58
   Cumulative effect on prior years of change in accounting for inventories..       -            -               -            -
                                                                               __________   __________      __________   __________
         Net income per share................................................  $    0.72    $    0.72       $    0.58    $    0.58
                                                                               ==========   ==========      ==========   ==========

(A)  Fully diluted earnings per share is not significantly different than primary net income per share and, therefore,  has not been presented on the face of the Consolidated Statements of Operations.

                                                                                            NINE MONTHS ENDED SEPTEMBER 30,
                                                                               ____________________________________________________
                                                                                        1996                         1995
                                                                               _______________________      _______________________
                                                                                              Fully                        Fully
                                                                                 Primary     Diluted         Primary      Diluted
                                                                               __________   __________      __________   __________

Income (loss) before extraordinary charge and cumulative
 effect of change in accounting principles...................................  $   107.7    $   107.7       $   (23.8)   $   (23.8)

Pro forma effects of the Recapitalization (after tax):
   Compensation expense related to the Company's long
     term incentive compensation plan........................................        -            -               1.0          1.0
   Senior subordinated credit facility expense...............................        -            -               4.0          4.0
   Net adjustment to interest................................................        -            -              (3.0)        (3.0)
   Taxes due to Recapitalization.............................................        -            -              37.0         37.0

Pro forma effects of the Initial Offering and Redemption (after tax):
   Accelerated vesting of performance stock options and matching shares......        -            -              12.0         12.0
   Net adjustment to interest................................................        -            -               9.0          9.0
   Extraordinary charge......................................................        -            -              17.4         17.4

Pro forma effects of the Refinancing (after tax):
   Net adjustment to interest................................................        -            -               6.0          6.0
                                                                               __________   __________      __________   __________

Income before cumulative effect of change in accounting
 principles (Pro forma in 1995)..............................................  $   107.7    $   107.7       $    59.6    $    59.6
Cumulative effect on prior years of change in accounting for inventories.....        7.1          7.1             -            -
                                                                               __________   __________      __________   __________
         Net income - common stockholders (Pro forma in 1995)................  $   114.8    $   114.8       $    59.6    $    59.6
                                                                               ==========   ==========      ==========   ==========

Weighted average number of common and common equivalent shares applicable to each earnings per share calculation (Pro forma in 1995):
   Weighted average number of shares outstanding.............................  46,173,537   46,173,537      45,959,718   45,959,718
   Dilutive effect of stock options..........................................   2,231,759    2,271,278       2,732,828    2,732,828
                                                                               __________   __________      __________   __________
                                                                               48,405,296   48,444,815      48,692,546   48,692,546
                                                                               ==========   ==========      ==========   ==========

Net income per common share (Pro forma in 1995) (A):
   Income before cumulative effect of change in accounting principles........  $    2.22    $    2.22       $    1.22    $    1.22
   Cumulative effect on prior years of change in accounting for inventories..       0.15         0.15            -            -
                                                                               __________   __________      __________   __________
         Net income per share................................................  $    2.37    $    2.37       $    1.22    $    1.22
                                                                               ==========   ==========      ==========   ==========

(A)  Fully diluted earnings per share is not significantly different than primary net income per share and, therefore, has not been presented on the face of the Consolidated Statements of Operations.


                                                                            E-11